                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                      Date of Report:   December 13, 1996


                             Fifth Dimension Inc.
            -----------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)




 New Jersey                     02532                          21-0717490
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(State or other                (Commission File               (IRS Employer
jurisdiction of                 Number)                        Identification
incorporation)                                                 Number)



         801 New York Avenue, Trenton, New Jersey           08638-3982
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               (Address of Principal Executive Office) (Zip Code)


              Registrant's Telephone Number, including Area Code:

                                (609) 393-8350
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Item 5:  Other Events
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         Kearfott Guidance and Navigation has advised Fifth Dimension that, as a result of further sample test failures, it will not accept further shipments of the Company's IMU Slip Rings until the problem is resolved. As a result, the Company has suspended production of the 140 IMU Slip Rings remaining to be shipped under the Kearfott contract. Meetings are scheduled next week to attempt to determine the source of the test failures. As the Company noted in its Form 10-QSB for the quarter ended September 30, 1996, with respect to earlier test failures from a different production lot, the failures may be the result of problems with the testing or with the units themselves. In addition to the 140 units remaining to be shipped, which are in various stages of manufacture, the test failures have occurred in lots of about 290 units previously delivered to Kearfott. The total value of these 430 units is approximately $1.50 million. If the units are found to be defective, and if the problem cannot easily be identified and fixed, the Company could be required to incur very substantial expenses with respect to these units.


Exhibits:  None



                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Fifth Dimension Inc.
                                       -----------------------------
                                                (Registrant)



                                       -----------------------------------
                                       By:     Craig Ebner
                                       Its:    President
                                               Chief Executive Officer